EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 19, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2009 – September 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.2%	1.8%	0.0%	4.8%	-5.0%	-4.3%	1.7%	-4.3%	10.5%	-28.6%	-0.4	-0.5
B**	2.2%	1.8%	-0.4%	4.3%	-5.6%	-4.9%	0.9%	-4.9%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	2.2%	1.8%	1.5%	6.8%	-3.0%	-2.3%	N/A	-2.3%	10.3%	-23.7%	-0.2	-0.3
Legacy 2***	2.2%	1.9%	1.4%	6.7%	-3.2%	-2.6%	N/A	-2.6%	10.3%	-24.4%	-0.2	-0.3
Global 1***	2.2%	1.9%	1.6%	7.1%	-2.4%	-3.1%	N/A	-3.1%	9.9%	-21.9%	-0.3	-0.4
Global 2***	2.2%	1.9%	1.5%	6.9%	-2.7%	-3.4%	N/A	-3.4%	9.9%	-22.4%	-0.3	-0.4
Global 3***	2.2%	1.8%	0.3%	5.3%	-4.3%	-5.0%	N/A	-5.0%	9.9%	-27.9%	-0.5	-0.6

S&P 500 Total Return Index****	1.3%	0.5%	10.4%	22.0%	23.8%	16.1%	8.3%	16.1%	13.2%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	0.9%	-3.3%	13.3%	9.9%	1.6%	6.7%	6.6%	6.7%	11.4%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	6%	Short	Brent Crude Oil	1.5%	Short	6%	Short	Brent Crude Oil	1.5%	Short
			Heating Oil	1.2%	Short			Heating Oil	1.2%	Short
Grains/Foods	12%	Short	Wheat	1.8%	Short	12%	Short	Wheat	1.8%	Short
			Sugar	1.8%	Short			Sugar	1.8%	Short
Metals	10%	Short	Gold	5.3%	Short	10%	Short	Gold	5.3%	Short
			Silver	1.2%	Short			Silver	1.2%	Short
FINANCIALS	72%					72%
Currencies	22%	Long $	Euro	5.3%	Short	22%	Long $	Euro	5.3%	Short
			Japanese Yen	3.5%	Short			Japanese Yen	3.5%	Short
Equities	30%	Long	S&P 500	6.2%	Long	30%	Long	S&P 500	6.2%	Long
			Nasdaq	3.1%	Long			Nasdaq	3.1%	Long
Fixed Income	20%	Long	Bunds	5.8%	Long	20%	Long	Bunds	5.8%	Long
			U.S. Treasury Bonds	2.5%	Long			U.S. Treasury Bonds	2.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell after the U.S. Energy Information Administration reported domestic inventories increased more than expected.  Mild weather in the U.S. weakened demand for natural gas, which sent prices lower.

Grains/Foods
U.S. grains markets fell sharply as forecasts for record-high crop output were increased because of optimal growing conditions in the Midwest.  Cocoa markets rallied over 6% on concerns the Ebola virus might spread across West Africa and disrupt cocoa supplies.  Sugar prices fell due to the combination of excess global supplies and weak demand.

Metals
Gold markets fell to their lowest level since January 2014 as strength in the U.S. dollar prompted selling.  Copper prices also moved lower in reaction to forecasts of weak demand for the metal by China.

Currencies
The U.S. dollar rallied sharply versus global counterparts after the Federal Reserve raised estimates for U.S. interest rates in 2015.  Conversely, the euro declined on speculation the European Central Bank will take further steps to stimulate the Eurozone economy through expanded quantitative easing.  The Japanese yen also fell, driven lower by a widening of the nation’s trade deficit and by weak consumer spending data.

Equities
U.S. and European equity markets rose after Federal Reserve Chair Janet Yellen suggested interest rates in the U.S. would most likely remain at near-zero levels for the remainder of 2014.  Weakness in the Japanese yen strengthened Japan’s export industries and drove the Nikkei 225 index to a 7-year high.  Hong Kong’s Hang Seng Index fell in excess of 1% because of weak data concerning the Chinese housing sector.

Fixed Income
German Bund markets finished higher due to a rally spurred by concerns over the Scottish Independence vote.  U.S. Treasury Bonds finished higher due to heavy buying by investors attempting to take advantage of discounted prices caused by steep declines earlier in the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.